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                                 LAW OFFICE OF
                               WILLIAM D. BAGLEY
TELEPHONE                    1107 WEST SIXTH AVENUE                    FACSIMILE
(307) 634-0446              CHEYENNE, WYOMING  82001              (307) 637-7445



                               November 4, 1997



Canmax Inc.
150 West Carpenter Freeway
Irving, Texas  75039

    Re: Offering of 863,364 Shares of Common Stock of Canmax Inc. by Founder Equity Group, Inc., owner of 13.7% of Canmax Inc.

Ladies and Gentlemen:

    I am advised that on or about November 4, 1997, Canmax Inc., a Wyoming corporation (the "Company"), expects to file with the Securities and Exchange Commission (the "Commission") Amendment No. 1 to that Registration Statement on Form S-3 previously filed by the Company with the Commission on August 13, 1997 (as so amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the offering (the "Offering") of up to 863,364 shares of common stock, no par value per share (the "Common Stock"), by Founders Equity Group Inc., one stockholder of the Company (the "Selling Stockholder"). You have requested my opinion with respect to certain legal aspects of the Offering.

    In rendering our opinion, I have examined and relied upon the original or copies of (1) the Articles of Incorporation of the Company dated July 9, 1986; and the (2) Certificate of Incorporation issued July 10, 1986 by the Province of British Columbia; (3) the April 30, 1987 Resolution authorizing issuance of 44,169,100 common shares without par value; (4) The State of Wyoming Application for Certificate of Registration and Articles of Continuance, filed August 7, 1992, and related documents; (5) The Bylaws of the Company adopted June 23, 1993; (6) a copy of the February 28, 1997 Resolutions of the Board of Directors of the Company authorizing "in principle" the issuance of the shares to EDS, which sold its interest to the Selling Stockholder; (7) the draft Registration Statement and the exhibits thereto; and (8) such other documents and instruments from the office of the Wyoming Secretary of State as I have deemed necessary. In any examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to me as certified or reproduction copies. As to various questions of fact material to this opinion, I have relied, to the extent I deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

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Canmax Inc.
November 4, 1997
Page 2


    Based upon the foregoing examination and subject to the comments and assumptions noted below, I am of the opinion that the shares of Common Stock to be sold by the Selling Stockholder in the Offering were validly issued and fully paid and are nonassessable.

    This opinion is limited in all respects to the General Corporation Law of the State of Wyoming as in effect on the date thereof.

    I bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit that I have come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Respectfully submitted,


                                    /s/ William D. Bagley
                                    ----------------------------------
                                    William D. Bagley